EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 3, 2006, accompanying the consolidated financial statements and schedule included in the Annual Report of Journal Register Company on Form 10-K for the year ended December 25, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of Journal Register Company on Form S-8 (File No. 333-27555), effective May 21, 1997 pertaining to the 1997 Stock Incentive Plan of Journal Register Company.

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
March 03, 2006